SUPPLEMENTAL AGREEMENT

     This  Agreement  ("Supplemental  Agreement")  is effective as of October 1,
2004, and is between JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank) ("Bank") and Emerging Markets Growth Fund, Inc. ("Customer").

                WHEREAS, Customer has appointed, in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, Bank as custodian on behalf of itself or those of its existing or additional series of shares, and Bank has agreed to act as custodian for Customer under the terms and conditions of a Global Custody Agreement dated July 2, 2001 ("Custody Agreement);

                WHEREAS, subsequent to the effective date of the Custody Agreement, the U.S. Securities and Exchange Commission ("Commission") amended Rule 17f-4 under the 1940 Act (as so amended, "Rule 17f-4"), and the parties hereto wish to conform their activities governed by the Custody Agreement to the requirements of Rule 17f-4;

                NOW THEREFORE, Bank and Customer agree as follows:

1. Definitions.

         As used herein, the following terms shall have the following respective meanings:

         (a) Clearing corporation, financial asset, securities intermediary, and security entitlement have the same meanings as is attributed to those terms in ss. 8-102, ss. 8-103, and ss.ss. 8-501 through 8-511 of the Uniform Commercial Code, 2002 Official Text and Comments, which are incorporated by reference in Rule 17f-4.[NY]

         (b) Custodian means a bank or other person authorized to hold assets for the fund under Section 17(f) of the 1940 Act, but does not include Customer, a foreign custodian or eligible securities depository whose use is governed by Rules 17f-5 or 17f-7, or a vault, safe deposit box, or other repository for safekeeping maintained by a bank or other company whose functions and physical facilities are supervised by a federal or state authority if the fund maintains its own assets there in accordance with Rule 17f-2.

         (c) Intermediary custodian means any subcustodian that is a securities intermediary and is qualified to act as a custodian.

         (d) Securities depository means a clearing corporation that is registered with the Commission as a clearing agency under section 17A of the Securities Exchange Act of 1934; or a Federal Reserve Bank or other person authorized to operate the federal book entry system described in the regulations of the Department of Treasury codified at 31 CFR 357, Subpart B, or book-entry systems operated pursuant to comparable regulations of other federal agencies.

         Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Custody Agreement.

2. Maintenance of Financial Assets and Cash at Securities Depository or Intermediate Custodian

                If Bank places and maintains Customer's financial assets, corresponding to Customer's security entitlements, with a securities depository or intermediary custodian, Bank must:

         (a) at a minimum exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such financial assets;

         (b) provide, promptly upon request by Customer, such reports as are available concerning the internal accounting controls and financial strength of Bank; and

         (c) require any intermediary custodian at a minimum to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain financial assets corresponding to the security entitlements of its entitlement holders.

3. Miscellaneous.

         (a) Governing Law; Successors and Assigns; Immunity; Captions. THIS SUPPLEMENTAL AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assigned by either party, but shall bind the successors in interest of Customer and Bank. To the extent that in any jurisdiction Customer or Bank may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer or Bank, as the case may be, irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Supplemental Agreement are for convenience of reference only and are not to be used to interpret this Supplemental Agreement.

         (b) Entire Agreement. This Supplemental Agreement consists exclusively of this document. There are no other provisions hereof and this Supplemental Agreement supersedes any other agreements, whether written or oral, between the parties and relating to the matters discussed herein; provided, however, that where the provisions of the Custody Agreement are not inconsistent with the provisions of this Supplemental Agreement, the provisions of the Custody Agreement shall control; and provided further, that (i) the limitations on Bank's liability with respect to the acts or omissions of securities depositories contained in Section 14(d) of the Custody Agreement shall control; and (ii) the standard of care applicable to Bank as set forth in Section 2(a) of this Supplemental Agreement, rather than the standard of care applicable to Bank under the Custody Agreement, shall control. Any amendment hereto must be in writing, executed by both parties.

         (c) Severability. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

         (d) Waiver. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (e) Notices. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: JPMorgan Chase Bank, N.A., 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, Attention:
Eileen Clark, Vice President, Global Investor Services, Investment Management Group; and (b) Customer: Emerging Markets Growth Fund, Inc., c/o Capital International Inc., Attention: Michael Felix, Senior Vice President, 135 South State College Boulevard, Brea, CA 92821-5804; with a copy to Peter Kelly, Senior Vice President and Senior Counsel, Capital International Inc., 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, CA 90025.

         (f) Termination. This Supplemental Agreement may be terminated by Customer or Bank by giving sixty (60) days' written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets. . If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 15 of the Custody Agreement. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver such Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold such Assets until Instructions are provided to Bank.

         (g) Representative Capacity; Non-recourse Obligations. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF THE CUSTOMER IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF THE CUSTOMER'S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS SUPPLEMENTAL AGREEMENT IS NOT EXECUTED ON BEHALF OF THE DIRECTORS OF CUSTOMER AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS SUPPLEMENTAL AGREEMENT ARE NOT BINDING UPON ANY OF THE DIRECTORS, OFFICERS, SHAREHOLDERS OR PARTNERS OF CUSTOMER INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF CUSTOMER. BANK AGREES THAT NO SHAREHOLDER, DIRECTOR, OFFICER OR PARTNER OF CUSTOMER MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF CUSTOMER ARISING OUT OF THIS SUPPLEMENTAL AGREEMENT.



         IN WITNESS WHEREOF, the Customer and Bank have executed this Supplemental Agreement as of the date first-written above.




By: EMERGING MARKETS GROWTH FUND, INC.



By:____________________________________
Name:
Title:



JPMorgan Chase Bank, N.A.


By:________________________________________
Name:
Title: Vice President